Exhibit 99.1

Contact:	Norman C. Chambers President & Chief Operating Officer (281) 897-7788

NCI BUILDING SYSTEMS REPORTS 30.8% GROWTH IN SECOND-QUARTER
NET INCOME PER DILUTED SHARE TO $0.51 AND
REAFFIRMS FULL YEAR GUIDANCE

HOUSTON (June 1, 2005) — NCI Building Systems, Inc. (NYSE: NCS) today announced financial results for the second quarter ended April 30, 2005. Sales for the second quarter were $250.6 million compared with $254.7 million for the second quarter of fiscal 2004. Net income grew 39.5% to a second-quarter record of $10.7 million from $7.7 million. Net income per diluted share increased 30.8% for the second quarter of fiscal 2005 to $0.51, also a second-quarter record, from $0.39 for the comparable period in fiscal 2004.

     Sales for the first six months of fiscal 2005 were $495.8 million compared with $470.1 million for the same period in fiscal 2004. Net income increased 59.4% to $21.5 million for first half of fiscal 2005 from $13.5 million for the first half of fiscal 2004, while net income per diluted share grew 51.5% to $1.03 from $0.68.

     A.R. Ginn, Chairman and Chief Executive Officer of NCI, remarked, “NCI produced strong growth in achieving record second-quarter earnings for 2005, primarily as a result of the continued significant improvement in our Buildings business. Our Buildings quote activity remained brisk throughout the quarter, and bookings exceeded shipments, resulting in a further increase in our Buildings backlog of 14.8% to $195.6 million at the end of the quarter from $170.4 million at the end of the first quarter of fiscal 2005 and $146.1 million at the end of fiscal 2004.

     “Achieving these results strengthens our confidence in our ability to perform in a challenging business environment. To achieve our plan for 2005, we must overcome the weakness the metal building and components industry experienced during the first six months of this fiscal year. For the first six months of fiscal 2005, McGraw-Hill’s Dodge Report square footage was off 6.9% from the same period in the prior year. The industry association, MBMA, which does not include all industry participants, reported a 9.3% decline in tons shipped for February and March compared to the same period in the previous year. While acknowledging the lower level of activity in the non-residential sector, Dodge is forecasting growth for calendar year 2005 of 3%. This forecast means the sector must have substantial growth during the last eight months of the calendar year to overcome this slow start.

     “With steel pricing and supply having substantially stabilized during fiscal 2005, we again leveraged increasing operating efficiencies into expanded operating profit margins for both our Buildings and Components businesses. As a result of these efficiencies, we increased our

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10943 N. Sam Houston Parkway W. • Houston, Texas 77064
P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Reports Second-Quarter Results

June 1, 2005

consolidated margin of income from operations to sales to 8.0% for the latest quarter from 6.7% for the second quarter of fiscal 2004, contributing to growth in net income as a percentage of sales to 4.3% from 3.0%.

     “Our improved profitability also contributed to a stronger financial position. Our cash flow from operations for the six months ending April 30, 2005 was up $27.0 million to $47.5 million compared to $20.5 million for the six months ending May 1, 2004. Furthermore, our trailing twelve month adjusted EBITDA increased by 46.8% to $139.8 million over the same period in 2004.

     “In addition to the flexibility our financial strength provides in a consolidating industry, our significant quote activity and seasonal factors support our growth expectations for the second half of fiscal 2005. We also have significant potential for further margin expansion through increased capacity utilization. As a result, we today reaffirm our established guidance for net income per diluted share for fiscal 2005 in a range of $2.80 to $3.05. In addition, we today establish our guidance for net income per diluted share for the third quarter of fiscal 2005 in a range of $0.70 to $0.73 per diluted share, compared with $0.41 per diluted share for the third quarter of fiscal 2004, which included the impact of debt refinancing costs totaling $0.28 per diluted share.”

     Mr. Ginn concluded, “We are committed to significantly increasing the value of the company by improving our earnings over the next few years. Our strategy calls for both organic growth and accretive acquisitions on one hand, with continued focus on engineering and manufacturing efficiencies that provide value to our customers on the other. Our second quarter results and third quarter guidance are consistent with that commitment.”

     This release contains forward-looking statements concerning our business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. Forward-looking statements involve a number of risks and uncertainties, and our actual performance may differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are industry cyclicality and seasonality, fluctuations in demand and prices for steel, the financial condition of our raw material suppliers, competitive activity and pricing pressure, ability to execute our acquisition strategy and general economic conditions affecting the construction industry. These and other factors that could affect our financial position and results of operations are described in further detail in our filings with the Securities and Exchange Commission. We expressly disclaim any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in our expectations .

     NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates manufacturing and distribution facilities located in 16 states and Mexico.

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NCI Building Systems Reports Second-Quarter Results

June 1, 2005

NCI BUILDING SYSTEMS, INC.
STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	April 30,	May 1,	April 30,	May 1,
	2005	2004	2005	2004
Sales	$250,571	$254,686	$495,810	$470,092
Cost of sales	189,013	197,068	375,541	362,257

Gross profit	61,558	57,618	120,269	107,835
	24.6%	22.6%	24.3%	22.9%
Selling, general and administrative expenses	41,447	40,668	80,068	76,939

Income from operations	20,111	16,950	40,201	30,896
Interest expense	(3,583)	(4,304)	(6,719)	(8,882)
Other income, net	1,353	314	2,454	755

Income before income taxes	17,881	12,960	35,936	22,769
Provision for income taxes	7,149	5,267	14,482	9,308

	40.0%	40.6%	40.3%	40.9%
Net income	$10,732	$7,693	$21,454	$13,461

Net income per share:
Basic	$0.52	$0.39	$1.05	$0.69
Diluted	$0.51	$0.39	$1.03	$0.68
Average shares outstanding:
Basic	20,623	19,675	20,480	19,487
Diluted	21,013	19,920	20,875	19,744
Increase (decrease) in sales	-1.6%		5.5%
Increase in diluted earnings per share	30.8%		51.5%
Gross profit percentage	24.6%	22.6%	24.3%	22.9%
Selling, general and administrative expenses percentage	16.6%	15.9%	16.2%	16.3%
Income from operations percentage	8.0%	6.7%	8.1%	6.6%

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NCI Building Systems Reports Second-Quarter Results

June 1, 2005

NCI BUILDING SYSTEMS, INC.
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Trailing 12 Months Ended
	April 30,	May 1,
	2005	2004
Net income	$52,883	$30,401
Add:
Provision for income taxes	34,941	19,930
Interest expense	12,963	17,480
Depreciation and amortization	23,123	22,829
401(k) noncash contributions	6,020	4,219
Loss on debt refinancing	9,879	—
Non-cash real estate	—	391

Adjusted EBITDA (1)	$139,809	$95,250

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

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NCI Building Systems Reports Second-Quarter Results

June 1, 2005

NCI BUILDING SYSTEMS, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	April 30,	October 30,
	2005	2004
	(Unaudited)
ASSETS
Cash	$177,678	$8,222
Accounts receivable, net	81,732	108,869
Inventories	125,989	138,363
Deferred taxes	12,873	12,873
Prepaids	9,327	6,491

Total current assets	407,599	274,818

Property, net	188,020	185,687
Excess of cash over fair value of acquired net assets	337,167	318,247
Other assets	19,827	4,105

Total assets	$952,613	$782,857

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$2,000	$2,000
Accounts payable	49,628	57,569
Accrued expenses	70,067	88,012

Total current liabilities	121,695	147,581

Long-term debt, noncurrent portion	372,000	214,700
Deferred income taxes	19,399	19,399

Equity	439,519	401,177

	$952,613	$782,857

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NCI Building Systems Reports Second-Quarter Results

June 1, 2005

NCI BUILDING SYSTEMS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Six Months Ended
	April 30, 2005	May 1, 2004
Net income	$21,454	$13,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,609	11,460
Loss on sale of fixed assets	109	304
Provisions for doubtful accounts	163	1,282
Deferred income tax benefit	—	(174)
(Increase)/decrease in current assets	34,327	(24,218)
Increase/(decrease) in current liabilities	(20,115)	18,414

Net cash provided by operating activities	47,547	20,529

Cash flows from investing activities:
Acquisitions	(27,145)	—
Capital expenditures	(7,796)	(3,699)
Proceeds from sale of fixed assets	62	86
Other	(283)	261

Net cash used in investing activities	(35,162)	(3,352)

Cash flows from financing activities:
Proceeds from stock option exercises	4,410	13,906
Issuance of convertible debt	180,000	—
Net borrowings/(payments) on revolving lines of credit	(16,700)	3,400
Payments on long-term debt	(6,000)	(38,437)
Payment of financing costs	(4,639)	—

Net cash provided by (used in) financing activities	157,071	(21,131)

Net increase (decrease) in cash	169,456	(3,954)
Cash at beginning of period	8,222	14,204

Cash at end of period	$177,678	$10,250

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NCI Building Systems Reports Second-Quarter Results

June 1, 2005

NCI Building Systems, Inc.
Quarterly Segment Reporting
For the Quarter Ended April 30, 2005

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	April 30, 2005		May 1, 2004		April 30, 2005		May 1, 2004
Sales:		% Tot		% Tot		% Tot		% Tot
Metal components	$131,859	53	$144,411	57	$262,120	53	$262,789	56
Engineered building systems	93,465	37	78,937	31	181,914	37	145,816	31
Metal coil coating	25,247	10	31,338	12	51,776	10	61,487	13
Intersegment sales	54,477	22	42,280	17	100,281	20	75,441	16
Eliminations	(54,477)	(22)	(42,280)	(17)	(100,281)	(20)	(75,441)	(16)

Total net sales	$250,571	100	$254,686	100	$495,810	100	$470,092	100

Operating income:		% Sale		% Sale		% Sale		% Sale
Metal components	$18,125	14	$18,054	13	$35,112	13	$29,296	11
Engineered building systems	8,864	9	432	1	16,107	9	4,517	3
Metal coil coating	3,622	14	7,128	23	8,107	16	13,054	21
Corporate	(10,500)	—	(8,664)	—	(19,125)	—	(15,971)	—

Total operating income (% of sales)	$20,111	8	$16,950	7	$40,201	8	$30,896	7

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